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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)        December 27, 1995
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                              La-Man Corporation
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             (Exact name of registrant as specified in its charter)


            Nevada                   0-14427           33-2286268
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 (State or other jurisdiction      (Commission        (IRS Employer
     of incorporation)             File Number)     Identification No.)


     2180 West State Road 434, Suite 6136, Longwood, FL          32779
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        (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code         (407) 865-5995
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         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     On December 27, 1995, the Registrant refinanced $1,080,096.49 mortgage and other indebtedness of Don Bell Industries, Inc. ("Don Bell"), a wholly-owned subsidiary of the Registrant acquired in September 1995, and replaced the Registrant's previous $350,000 operating line of credit facility with a $500,000 operating line, with the proceeds of three loans made to the Registrant by The Bank of Winter Park (the "Bank") pursuant to a Loan and Security Agreement among the Registrant, its direct and indirect wholly-owned subsidiaries (hereinafter "Subsidiary" or "Subsidiaries"), and the Bank (the "Loan Agreement"). A copy of the Loan Agreement is filed as Exhibit 1 to this Report and incorporated by reference herein. The Loan Agreement superseded the Loan Agreement dated as of February 13, 1995 among the Registrant, its Subsidiaries and the Bank.

     The Loan Agreement provides for the borrowing by the Registrant from the Bank up to the principal sum of $1,590,000 through the following loan facilities:

$500,000 Revolving Credit Line
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The Loan Agreement provides that the Bank will loan to the Registrant up to the principal amount of $500,000 from time to time under a revolving line of credit. Provided the Registrant is not in default, outstanding amounts under the credit line may be repaid or reborrowed from time to time subject to the terms, conditions and limitations set forth in the Loan Agreement. The outstanding principal amounts under the credit line bear interest at the rate of 1% above the prime interest rate as announced by the Wall Street Journal ("Prime Rate"). The Registrant is required to pay interest monthly on all principal amounts outstanding under the credit line for a period of two years until December 27, 1997, at which time all outstanding principal and accrued but unpaid interest becomes due and payable.

$840,000 Mortgage Loan
----------------------

The Loan Agreement also provides for a mortgage loan to the Registrant in the principal amount of $840,000, bearing interest at the rate of 1.5% above the Prime Rate. The Registrant is required to make monthly payments of principal and interest in the amount of $8,106.18 (subject to adjustment upon changes in the applicable interest rate) for a period of five years, based upon a 20-year amortization schedule, with a balloon payment of the remaining principal balance and accrued but unpaid interest, if any, being due on December 27, 2000.

$250,000 Term Loan
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The Loan Agreement also provides for a term loan to the Registrant in the principal amount of $250,000, bearing interest at the rate of 2% above the Prime Rate and repayable in monthly installments of principal in the amount of $4,166.67, plus accrued interest, for a period of five years until December 27, 2000.

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     At the December 27, 1995 closing under the Loan Agreement, $1,080,096.49 of the net proceeds from the loans was used to repay certain long-term and current mortgage and other indebtedness of Don Bell. The Registrant also took down $39,117.50 under the $500,000 credit line (bringing total borrowings under the credit line to $289,117.00 at December 27, 1995) to pay loan closing costs.

     The Loan Agreement contains certain covenants of the Registrant, including the following:

          (a) The Registrant is required to maintain a tangible net worth (i.e., total assets minus total liabilities minus any intangible assets as defined under generally accepted accounting principles) of no less than $750,000, to be measured at the end of each fiscal quarter of the Registrant commencing December 31, 1995;

          (b) The Registrant is required to maintain an interest coverage ratio, defined as earnings before interest and taxes divided by interest, of no less than 3-to-1, to be measured at each fiscal year end commencing June 30, 1996;

          (c) The Registrant is required to maintain a cash flow coverage, defined as net income plus depreciation divided by current maturities of long term debt and capitalized leases, of no less than 2.5-to-1.0 at each fiscal year end commencing June 30, 1996;

          (d) The Registrant is prohibited, without the Bank's written consent, from making other borrowings or incurring any other direct or indirect, fixed or contingent indebtedness in excess of an aggregate of $100,000.00; however, the Registrant has the right to acquire the stock or assets of another corporation or entity in exchange for capital stock of the Registrant, provided the Registrant and its Subsidiaries on a consolidated basis continue to satisfy the applicable representations, warranties and covenants contained in the Loan Agreement and provided that neither the Registrant nor any of its Subsidiaries assumes any debt of the acquired corporation or entity.

          All obligations of the Registrant under the Loan Agreement are secured by security interests granted by the Registrant and each of the Subsidiaries in their respective accounts receivable and inventory, by a security interest in equipment of Don Bell, and by the separate continuing guaranties of the Subsidiaries. The guaranty obligations of the Subsidiaries are joint and several. The $840,000 mortgage loan is secured by a first mortgage on the Don Bell manufacturing facility and underlying real property located in Volusia County, Florida. The obligations under the $500,000 credit line and the $250,000 term loan are also secured by a first mortgage from the Registrant to the Bank on the Registrant's real property and improvements in Steuben County, Indiana. The $250,000 term loan is also further secured by a second mortgage on certain other real property of Don Bell located in Volusia County, Florida.

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          In the event the Registrant fails to pay any monetary obligation within 10 days after the date due, or in the event the Registrant or any Subsidiary fails to remedy or cure to the satisfaction of the Bank any representation, warranty or covenant of the Registrant or any of the Subsidiaries within 30 days after written notice from the Bank, or if there is a change in the Registrant's present executive management without the prior written approval of the Bank, the Bank has the right to accelerate the maturity of all obligations of the Registrant under the Loan Agreement and exercise all rights granted to the Bank with respect to the collateral securing such obligations.

          The foregoing summary description of certain material terms of the Loan Agreement is qualified in its entirety by reference to the actual terms and provisions of such document.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          c.   Exhibits

               1. Loan and Security Agreement dated December 27, 1995 between and among La-Man Corporation, Heritage Packaging Services, Inc., Nevada SEMCO, Inc., J.M. Stewart Corporation, J.M. Stewart Industries, Inc., Vision Trust Marketing, Inc., TracTel Communications, Inc., Don Bell Industries, Inc., Don Bell Industries of Nevada, Inc., and The Bank of Winter Park.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                    LA-MAN CORPORATION


January 12, 1996                    By:     /s/ J. William Brandner
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                                         J. William Brandner
                                         President and Chief Executive Officer

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